Exhibit 99.1

Rapid7 Announces Fourth Quarter and Full-Year 2015 Financial Results

Boston, MA – February 10, 2016 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced its financial results for the fourth quarter and full-year 2015.

“Our strong performance in the fourth quarter reflects the healthy demand for security data and analytics, our solid execution, and the momentum that we are building,” said Corey Thomas, president and chief executive officer of Rapid7. “Our products and services drove strong new customer growth across both enterprises and the mid-market. As we look towards 2016, we are positive on the demand environment and our opportunity as companies shift toward building pragmatic security programs and making thoughtful investments in security data and analytics.”

“We exceeded our guidance across all metrics and delivered fourth quarter financial results that were highlighted by strong year-over-year revenue growth, significant increases in renewal rates and deferred revenue, and positive operating cash flow,” said Steven Gatoff, chief financial officer of Rapid7. “We enter the year with an increasing number of companies looking to Rapid7 to help them implement and execute their next generation security programs, putting us in a great position to drive revenue growth, make solid progress on our path to profitability, and generate meaningful operating cash flow and positive free cash flow in 2016.”

Fourth Quarter 2015 Financial Highlights

•	Strong Revenue Growth: For the fourth quarter of 2015, total revenue was $32.9 million, an increase of 50% year-over-year. Robust enterprise and mid-market demand for Rapid7’s differentiated security data and analytics platform drove revenue growth across the business, reflected in increased products, maintenance and professional services revenue.

•	Consistent Recurring Revenue and High Visibility: 62% of total revenue in the fourth quarter of 2015 came from subscription-based recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, and managed services subscriptions. Approximately 82% of total revenue for the fourth quarter of 2015 came from deferred revenue as of the beginning of the quarter.

•	Strong Continued Growth in Deferred Revenue: Total deferred revenue at the end of the fourth quarter was $130.3 million, an increase of 53% year-over-year with solid growth in both short and long-term deferred revenue.

•	Positive Operating Cash Flow: A compelling financial model and solid quarterly performance delivered positive operating cash flow in the fourth quarter of 2015 of $0.1 million.

•	Improved Gross Margins in Professional Services: Non-GAAP professional services gross margin increased to 27% in the fourth quarter of 2015, as compared to 8% in the fourth quarter of 2014, leveraging investments in Rapid7’s strategic security and incident response services in 2014 and during the first-half of 2015.

•	Continued Increases in Customer Renewal Rates: The renewal rate for the fourth quarter of 2015, which includes upsells and cross-sells of additional products and services, increased to 126% from 111% in the fourth quarter of 2014. The expiring revenue renewal rate, which excludes upsells and cross-sells of additional products and services, increased to 88% in the fourth quarter of 2015 from 85% in the previous year.

•	Growth Across Geographies: For the fourth quarter of 2015, total revenue from North America increased 51% year-over-year to $28.6 million and comprised 87% of total revenue. Total revenue from international increased 40% year-over-year to $4.3 million and comprised 13% of total revenue for the fourth quarter of 2015.

•	Non-GAAP Loss from Operations and Net Loss Per Share: For the fourth quarter of 2015, GAAP loss from operations was ($20.9) million and non-GAAP loss from operations was ($12.1) million. GAAP net loss per share was ($0.53) and non-GAAP net loss per share was ($0.31) for the fourth quarter of 2015.

Full-Year 2015 Financial Highlights

•	Strong Revenue Growth: For the full-year 2015, total revenue was $110.5 million, an increase of 44% year-over-year, driven by broad-based demand across the business.

•	Solid Base of Recurring Revenue and High Visibility: 62% of total 2015 revenue came from subscription-based recurring revenue. Approximately 53% of total 2015 revenue came from deferred revenue as of the beginning of 2015.

•	Operating Cash Flow: Operating cash flow used for the full year was ($1.9) million compared to cash used in operations of ($3.4) million in 2014.

•	Improved Gross Margins in Professional Services: Non-GAAP professional services gross margin increased to 21% for the full-year 2015, as compared to 14% in 2014.

•	Non-GAAP Loss from Operations and Net Loss Per Share: For the full-year 2015, GAAP loss from operations was ($46.6) million and non-GAAP loss from operations was ($32.8) million. GAAP net loss per share was ($4.00) and non-GAAP net loss per share was ($1.46).

•	Growth Across Geographies: For the full-year 2015, total revenue from North America increased 43% year-over-year to $96.4 million and comprised 87% of total revenue. Total revenue from international increased 49% year-over-year to $14.1 million and comprised 13% of total revenue.

Recent Business Highlights

Continued Strong Customer Momentum and Growth:

•	Increased market adoption through new customer additions and expanded relationships with existing customers, ending the fourth quarter of 2015 with over 5,100 customers, an increase of 37% year-over-year.

•	Added customers in both the enterprise and mid-market segments, and increased penetration into Fortune 1000 customers, including Houston Methodist, The Carlyle Group, Altera Corporation, The National Football League, Varian Medical Systems, Intercontinental Hotels, Federal Deposit Insurance Corp, Home Shopping Network and Monster Worldwide.

Unique Technology Platform and Product Innovation:

•	Continued investments and innovation in delivery of industry-leading Threat Exposure Management offering:

•	Announced that AppSpider, Rapid7’s web application security testing solution, can now automate the testing of APIs documented in the Swagger format. Through this automation, Rapid7 is helping customers reduce the risk associated with their web applications and enabling IT security teams to manage resources more effectively. AppSpider is Dynamic Application Security Testing (DAST) software that assesses applications for vulnerabilities across modern technologies, provides tools that speed remediation, and monitors applications for changes.

•	Continued the evolution of Rapid7’s Strategic Professional Services:

•	Launched Analytic Response for Advanced Threat Detection, a fully managed service that gives customers continuous threat detection by identifying known threats, certain unknown threats, and intruder movement from the endpoint to the cloud. The service is part of Rapid7’s Incident Detection and Response offerings and combines threat insight with sophisticated user and attacker behavior analytics. It is monitored and managed by Rapid7’s security analysts, who have experience in hunting for dynamic threats and containing incidents to protect organizations.

•	Established long-term partnerships with Fortune 500 companies for security assessment services to drive closer alignment and establish Rapid7 as their partner of choice in offensive security needs.

•	Partnered with several firms in building a proactive approach to incident responses through table-top simulations, blue/red team exercises and threat modeling services, helping to enable companies to react from a position of increased knowledge should an incident occur.

•	Continued industry leadership, highlighting Rapid7’s core technology and market strengths:

•	Released the results of our Rapid7 2015 Incident Detection & Response Survey which included findings from hundreds of security professionals across the globe, punctuating two key points: (1) 90% of organizations surveyed were worried about compromised credentials, though 60% say they believe they cannot catch these types of attacks today; and (2) 62% of organizations surveyed were receiving more threat alerts than they can feasibly investigate.

Continued Robust Technology Partnerships with Industry Leaders:

•	Announced that our IT Search solution for scalable, real-time log management and search, has been recognized by Docker, the organization behind the open platform for distributed applications, as an Ecosystem Technology Partner (ETP) for logging.

First Quarter and Full-Year 2016 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

First Quarter 2016:

Total revenue	$32.9 to $34.3 million
Loss from operations (non-GAAP)	$(10.0) to $(9.0) million
Net loss per share (non-GAAP)	$(0.26) to $(0.23)

The first quarter net loss per share calculation assumes 40.6 million basic and diluted weighted average common shares outstanding.

Full-Year 2016:

Total revenue	$146.0 to $151.0 million
Loss from operations (non-GAAP)	$(40.0) to $(36.0) million
Net loss per share (non-GAAP)	$(0.97) to $(0.88)

The full-year net loss per share calculation assumes 41.7 million basic and diluted weighted average common shares outstanding. Guidance for the first quarter and full-year 2016 does not include any potential impact of foreign exchange gains or losses.

Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of intangible assets, acquisition related expenses and certain non-recurring, one-time items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast Information

Rapid7 will host a conference call today to discuss its results at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 800 658 7107 (domestic) or 303 223 4392 (international). The call will also be available live via webcast on the company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21802416) until February 13, 2016. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 is a leading provider of security data and analytics solutions that enable organizations to implement an active, analytics-driven approach to cyber security. We combine our extensive experience in security data and analytics and deep insight into attacker behaviors and techniques to make sense of the wealth of data available to organizations about their IT environments and users. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities and to rapidly detect compromises, respond to breaches, and correct the underlying causes of attacks. Rapid7 is trusted by more than 5,100 organizations across 99 countries, including 37% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures

Rapid7 believes that the use of non-GAAP gross profit, non-GAAP loss from operations and non-GAAP net loss is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and twelve months ended December 31, 2015 and 2014, we have excluded the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and impairment of long-lived assets from our results in order to determine our non-GAAP gross profit, non-GAAP loss from operations and non-GAAP net loss.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, Rapid7 believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. Rapid7 also believes that excluding the impact of amortization of intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over a period of several years after the acquisition. Rapid7 also believes that excluding the impact of the costs directly related to acquisitions and asset impairments allow for a more meaningful comparison between operating results from period to period, as these costs are unrelated to the current operations and neither comparable to the prior period nor predictive of future results. Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under GAAP and should not be considered as alternatives to gross profit, loss from operations, net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Rapid7 urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter and full-year 2016, technical innovations, market opportunity and plans and objectives for future operations , including our ability to drive continued revenue growth and positive free cash flow and progress towards profitabilty, are forward-looking statements. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 2015 filed with the Securities and Exchange Commission on November 13, 2015, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Rapid7 Investor Relations

857-415-4419 or investors@rapid7.com

Rapid7, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash	$86,553	$36,823
Accounts receivable, net	44,164	25,412
Prepaid expenses and other current assets	6,148	4,209

Total current assets	136,865	66,444

Property and equipment, net	7,532	7,922
Goodwill	74,565	11,265
Intangible assets, net	11,385	1,156
Other assets	214	179

Total assets	$230,561	$86,966

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	2,038	3,536
Accrued expenses	24,707	11,907
Deferred revenue, current portion	87,917	58,164
Other current liabilities	1,105	642

Total current liabilities	115,767	74,249

Deferred revenue, non-current portion	42,400	26,892
Term loan payable, net of unamortized debt discount	—	16,871
Other long-term liabilities	4,319	4,218

Total liabilities	162,486	122,230

Commitment and contingencies
Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock	—	68,892
Series B redeemable convertible preferred stock	—	5,681
Series C redeemable convertible preferred stock	—	80,286
Series D redeemable convertible preferred stock	—	56,739

Stockholders’ equity (deficit):
Common stock	415	126
Additional paid-in-capital	411,524	—
Accumulated deficit	(340,338)	(243,462)
Treasury stock	(3,526)	(3,526)

Total stockholders’ equity (deficit)	68,075	(246,862)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$230,561	$86,966

Rapid7, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue:
Products	$18,883	$12,974	$63,407	$47,030
Maintenance and support	7,849	5,386	26,903	19,016
Professional services	6,121	3,575	20,216	10,834

Total revenue	32,853	21,935	110,526	76,880
Cost of revenue:
Products	2,532	1,191	6,921	4,557
Maintenance and support	1,875	1,237	6,002	4,495
Professional services	4,555	3,320	16,321	9,420

Total cost of revenue	8,962	5,748	29,244	18,472

Total gross profit	23,891	16,187	81,282	58,408

Operating expenses:
Research and development	14,256	6,792	38,746	25,570
Sales and marketing	23,413	14,287	67,365	49,007
General and administrative	7,093	3,180	21,731	12,972

Total operating expenses	44,762	24,259	127,842	87,549

Loss from operations	(20,871)	(8,072)	(46,560)	(29,141)
Other income (expense), net:
Interest income (expense), net	(34)	(701)	(2,523)	(2,802)
Other income (expense), net	(87)	(123)	(278)	(305)

Loss before income taxes	(20,992)	(8,896)	(49,361)	(32,248)
Provision for income taxes	114	99	496	379

Net loss	(21,106)	(8,995)	(49,857)	(32,627)
Accretion of preferred stock to redemption value	—	(37,130)	(35,061)	(52,336)
Beneficial conversion charge relating to IPO Participation Payment	—	—	(14,161)	—

Net loss attributable to common stockholders	$(21,106)	$(46,125)	$(99,079)	$(84,963)

Net loss per share attributable to common stockholders, basic and diluted	$(0.53)	$(3.60)	$(4.00)	$(6.65)

Weighted-average common shares outstanding, basic and diluted	40,158,219	12,812,173	24,740,480	12,770,916

Rapid7, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Twelve Months Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net loss	$(49,857)	$(32,627)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	5,352	4,140
Amortization of debt discount	1,129	553
Non-cash interest expense	209	—
Stock-based compensation expense	10,685	2,159
Provision for doubtful accounts	828	581
Impairment of long-lived assets	483	—
Deferred income taxes	119	196
Foreign currency remeasurement loss	153	—
Change in operating assets and liabilities:
Accounts receivable	(18,370)	(7,127)
Prepaid expenses and other assets	(1,787)	(2,165)
Accounts payable	(2,302)	567
Accrued expenses	6,702	3,534
Deferred revenue	44,868	25,200
Contingent consideration	—	(560)
Other liabilities	(119)	2,193

Net cash used in operating activities	(1,907)	(3,356)

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(38,811)	—
Purchases of property and equipment	(4,136)	(7,082)

Net cash used in investing activities	(42,947)	(7,082)

Cash flows from financing activities:
Proceeds from initial public offering and concurrent private placement	112,275	—
Proceeds from issuance of Series D redeemable convertible preferred stock, net	—	30,818
Repayments of term loan and related termination fee	(18,540)	—
Payments of capital lease obligations	(253)	(256)
Payments of contingent consideration related to business acquisitions	—	(856)
Repurchase of common and preferred stock	—	(3,526)
Proceeds from stock option exercises	1,304	489

Net cash provided by financing activities	94,786	26,669

Effects of exchange rates on cash	(202)	(20)

Net increase in cash	49,730	16,211
Cash, beginning of period	36,823	20,612

Cash, end of period	$86,553	$36,823

Rapid7, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Total gross profit (GAAP)	$23,891	$16,187	$81,282	$58,408
Plus: Stock-based compensation expense[1]	329	39	532	167
Plus: Amortization of intangible assets[2]	448	217	1,212	869

Total gross profit (non-GAAP)	$24,668	$16,443	$83,026	$59,444

Gross margin (non-GAAP)	75%	75%	75%	77%

Gross profit (GAAP) - Products and Maintenance and support	$22,325	$15,932	$77,387	$56,994
Plus: Stock-based compensation expense	247	3	281	13
Plus: Amortization of intangible assets	448	217	1,212	869

Total gross profit (non-GAAP) - Products and Maintenance and support	$23,020	$16,152	$78,880	$57,876

Gross margin (non-GAAP) - Products and Maintenance and support	86%	88%	87%	88%

Gross profit (GAAP) - Professional services	$1,566	$255	$3,895	$1,414
Plus: Stock-based compensation expense	82	36	251	154

Total gross profit (non-GAAP) - Professional services	$1,648	$291	$4,146	$1,568

Gross margin (non-GAAP) - Professional services	27%	8%	21%	14%

Loss from operations (GAAP)	$(20,871)	$(8,072)	$(46,560)	$(29,141)
Plus: Stock-based compensation expense[1]	7,852	368	10,685	2,159
Plus: Amortization of intangible assets[2]	522	217	1,286	869
Plus: Acquisition related expenses[3]	375	—	1,342	—
Plus: Impairment of long-lived assets[4]	—	—	483	—

Loss from operations (non-GAAP)	$(12,122)	$(7,487)	$(32,764)	$(26,113)

Net loss attributable to common stockholders (GAAP)	$(21,106)	$(46,125)	$(99,079)	$(84,963)
Plus: Accretion of preferred stock to redemption value	—	37,130	35,061	52,336
Plus: Beneficial conversion charge relating to IPO Participation Payment	—	—	14,161	—

Net loss (GAAP)	(21,106)	(8,995)	(49,857)	(32,627)
Plus: Stock-based compensation expense[1]	7,852	368	10,685	2,159
Plus: Amortization of intangible assets[2]	522	217	1,286	869
Plus: Acquisition related expenses[3]	375	—	1,342	—
Plus: Impairment of long-lived assets[4]	—	—	483	—

Net loss (non-GAAP)	$(12,357)	$(8,410)	$(36,061)	$(29,599)

Net loss per share, basic and diluted (non-GAAP)	$(0.31)	$(0.66)	$(1.46)	$(2.32)
Weighted average shares used in non-GAAP net loss per share, basic and diluted	40,158,219	12,812,173	24,740,480	12,770,916

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$329	$39	$532	$167
Research and development	4,093	131	5,010	499
Sales and marketing	2,411	(45)	3,139	496
General and administrative	1,019	243	2,004	997

[2] Includes amortization of intangible assets as follows:
Cost of revenue	$448	$217	$1,212	$869
Sales and marketing	27	—	27	—
General and administrative	47	—	47	—

[3] Includes acquisition related expenses as follows:
General and administrative	$375	$—	$1,342	$—

[4] Includes impairment of long-lived assets as follows:
Research and development	$—	$—	$483	$—